Exhibit 99.1

Ameresco Reports Third Quarter 2025 Financial Results

Ameresco Delivered Solid Q3 Results
Strong Demand for Energy Infrastructure Provides Substantial Growth Opportunities
Total Project Backlog of $5.1 Billion Strengthens Long-Term Revenue Visibility
Reaffirms 2025 Guidance

Third Quarter 2025 Financial Highlights:
•Revenues of $526.0 million
•Net income attributable to common shareholders of $18.5 million
•GAAP EPS of $0.35
•Non-GAAP EPS of $0.35
•Adjusted EBITDA of $70.4 million

FRAMINGHAM, MA – November 3, 2025 – Ameresco, Inc. (NYSE:AMRC), a leading energy infrastructure solutions provider, today announced financial results for the third quarter ended September 30, 2025. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein. All financial result comparisons made are against the prior year period unless otherwise noted.

CEO George Sakellaris commented, “Third quarter results were excellent and kept us on track to hit our full year 2025 guidance ranges, while also further strengthening our long- term revenue visibility. We achieved solid year-on-year growth across our key business segments, reflecting increased demand and improved execution. Adjusted EBITDA growth outpaced revenue growth by a considerable margin, demonstrating the operating leverage we believe is inherent in the Ameresco business model. Demand for our energy infrastructure solutions remained robust, and we see our unique ability to offer flexible financial options to our customers as a strong selling point.

We also further strengthened our long-term revenue visibility with successful business development activities that have resulted in new Project and O&M contract wins as well as growth in our Energy Asset portfolio. At the end of the third quarter, our total project backlog exceeded $5 billion, with $2.5 billion being contracted. Our customer base and technology solutions have also expanded. This year we have won mandates to provide customized solutions to a data center developer and a large steel producer, while also continuing to effectively serve our traditional civilian and military federal customers as well as the MUSH markets. Our Project and Asset wins have included solutions such as hydroelectric, hydrogen as well as firm generation and energy storage. We believe that we are at an important industry inflection point, and that Ameresco’s leadership in implementing customized energy solutions positions us to benefit from this demand,” Mr. Sakellaris concluded.

Third Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

(in thousands)	Q3 2025			Q3 2024
	Revenue	Net Income (1)	Adj. EBITDA	Revenue	Net Income (1)	Adj. EBITDA
Projects	$409,952	$5,329	$24,480	$385,377	$9,865	$20,741
Energy Assets	$62,537	$10,950	$41,124	$59,130	$2,686	$33,334
O&M	$30,770	$1,257	$2,628	$28,425	$3,801	$4,986
Other	$22,728	$996	$2,168	$27,941	$1,247	$3,033
Total (2)	$525,987	$18,532	$70,400	$500,873	$17,599	$62,194

(1) Net Income represents net income attributable to common shareholders.
(2) Numbers in table may not sum due to rounding.

Total revenue of $526.0 million increased 5%. Solid results in Europe combined with our focus on project execution and the conversion of our backlog drove growth of 6% in our Projects revenue to $410.0 million. Energy Asset revenue grew 6% to $62.5 million, with the continued growth of the Company’s portfolio of operating assets. O&M revenue had another solid quarter increasing 8%, while Other revenue declined due to the sale of AEG at the end of 2024. Gross margin of 16.0% improved both sequentially and versus last year. Net income attributable to common shareholders was $18.5 million with EPS and Non-GAAP EPS of $0.35. Adjusted EBITDA increased 13% to $70.4 million.

Project and Asset Highlights

($ in millions)	At September 30, 2025
Awarded Project Backlog (1)	$2,668
Contracted Project Backlog	$2,473
Total Project Backlog	$5,141
12-month Contracted Backlog (2)	$1,249
New Contracts	$467
New Awards (3)	$447

Total O&M Revenue Backlog	$1,476
12-month O&M Backlog	$103
Total Energy Asset Visibility (4)	$3,548
Total Revenue Visibility	$10,165

Energy Assets Placed into Operation	16 MWe
Energy Assets New Awards / Scope Changes	32 MWe
Total Operating Energy Assets	765 MWe
Ameresco's Net Assets in Development (5)	626 MWe

(1) Customer contracts that have not been signed yet
(2) We define our 12-month backlog as the estimated amount of revenues that we expect to recognize in the next twelve months from our fully-contracted backlog
(3) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed
(4) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects

(5) Net MWe capacity includes only our share of any jointly owned assets

Balance Sheet and Cash Flow Metrics

($ in millions)	September 30, 2025
Total Corporate Debt (1)	$300.2
Corporate Debt Leverage Ratio (2)	3.2X
Non-Core Debt, International JVs (4)	$32.1

Total Energy Asset Debt (3)	$1,551.5
Energy Asset Book Value (5)	$2,117.5
Energy Debt Advance Rate (6)	73%

Q3 Cash Flows from Operating Activities	$17.7
Plus: Q3 Proceeds from Federal ESPC Projects	$46.6
Equals: Q3 Adjusted Cash from Operations	$64.3

8-quarter rolling average Cash Flows from Operating Activities	$6.3
Plus: 8-quarter rolling average Proceeds from Sales of ITC	$8.8
Plus: 8-quarter rolling average Proceeds from Federal ESPC Projects	$36.7
Equals: 8-quarter rolling average Adjusted Cash from Operations	$51.9

(1) Subordinated debt, term loans, and drawn amounts on the revolving line of credit, net of debt discount and issuance costs
(2) Debt to EBITDA, as calculated under our Sr. Secured Credit Facility
(3) Term loans, sale-leasebacks and construction loan project financings for our Energy Assets in operations and in-construction and development
(4) Non-core Debt associated with our international joint ventures, net of $58K unamortized debt discount
(5) Book Value of our Energy Assets in operations and in-construction and development
(6) Total Energy Asset Debt divided by Energy Asset Book Value

The Company ended the quarter with $94.6 million in unrestricted cash with total corporate debt including our subordinated debt, term loans and drawn amounts on our revolving line of credit increasing to $300.2 million. Corporate debt increased in order to support our working capital needs given the continued growth of our project and energy asset businesses. During the quarter the Company successfully executed approximately $180.0 million in project financing commitments. Our Energy Asset Debt was $1.6 billion with an Energy Debt Advance rate of 73% on the Energy Asset Book Value. Our Adjusted Cash from Operations during the quarter was $64.3 million. Our 8-quarter rolling average Adjusted Cash from Operations was $51.9 million.

Outlook
“We are seeing a growing number of diversified opportunities on the horizon, as rapidly increasing demand for electricity, rising utility rates and growing grid instability continues to drive interest and demand for our broad portfolio of Energy Infrastructure solutions. With over 25 years of experience in providing these solutions, and our reputation for innovation and execution, we are confident in our ability to capture a significant share of these opportunities, which should help drive both near-term and long-term profitable growth. Our year-to-date results together with our visibility into the remainder of the year, support our 2025 revenue and adjusted EBITDA guidance of $1.9 billion and $235 million, respectively, at the midpoints of our ranges. A prolonged government shutdown could delay some project award conversions and shift some revenue timing, but we do not anticipate this would have a material impact on our fourth quarter results.

We believe our business momentum, together with the visibility from our project backlog and recurring revenue streams underpins our ability to achieve our long-term target growth rates of 10% revenue and 20% adjusted EBITDA in the years ahead,” Mr. Sakellaris concluded.

Our 2025 guidance does not include the potential impact of a change in accounting principle related to sale-leaseback arrangements that continue to be assessed.

FY 2025 Guidance Ranges
Revenue	$1.85 billion	$1.95 billion
Gross Margin	15.5%	16.0%
Adjusted EBITDA	$225 million	$245 million
Depreciation & Amortization	$103 million	$105 million
Interest Expense & Other	$85 million	$90 million
Effective Tax Rate	(50)%	(35)%
Income Attributable to Non-Controlling Interest	$(5) million	$(8) million
Non-GAAP EPS	$0.70	$0.90

The Company’s Adjusted EBITDA and Non-GAAP EPS guidance excludes the impact of redeemable non-controlling interest activity, one-time charges, asset impairment charges, changes in contingent consideration, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss third quarter 2025 financial results, business and financial outlook, and other business highlights. To participate on the day of the call, dial 1-888-596-4144, or internationally 1-646-968-2525, and enter the conference ID: 1676587, approximately 10 minutes before the call. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading energy infrastructure solutions provider dedicated to helping customers reduce costs, enhance resilience, and decarbonize to net zero in the global energy transition. Our comprehensive portfolio includes implementing smart energy efficiency solutions, upgrading aging infrastructure, and developing, constructing, and operating distributed energy resources. As a trusted full-service partner, Ameresco shows the way by reducing energy use and delivering diversified generation solutions to Federal, state and local governments, utilities, data centers, educational and healthcare institutions, housing authorities, and commercial and industrial customers. Headquartered in Framingham, MA, Ameresco has more than 1,500 employees providing local expertise in North America and Europe. For more information, visit www.ameresco.com.

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline, visibility, backlog, pending agreements, financial guidance including estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, effective tax rate, interest rate, depreciation, tax attributes and capital investments, as well as statements about our financing plans, the impact of the OBBB Act, the impact of other policies and regulatory changes implemented by the new U.S. administration, supply chain disruptions, shortage and cost of materials and labor, and other macroeconomic and geopolitical challenges, the impact from a possible change in accounting principle, our expectations related to our agreement with SCE including the impact of delays and any requirement to pay liquidated damages, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including: demand for our energy efficiency and renewable energy solutions; the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis; the ability to perform under signed contracts without delay and in accordance with their terms and the potential for liquidated and other damages we may be subject to; the fiscal health of the government and the impact of a prolonged government shutdown and reductions in the federal workforce; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our cash flows from operations and our ability to arrange financing to fund our operations and projects; our customers’ ability to finance their projects and credit risk from our customers; our ability to comply with covenants in our existing debt agreements; the impact of macroeconomic challenges, weather related events and climate change; our reliance on third parties for our construction and installation work; availability and cost of labor and equipment particularly given global supply chain challenges, tariffs and global trade conflicts; global supply chain challenges, component shortages and inflationary pressures; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; the addition of new customers or the loss of existing customers; market price of our Class A Common stock prevailing from time to time; the nature of other investment opportunities presented to our Company from time to time; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$94,551	$108,516
Restricted cash	98,504	69,706
Accounts receivable, net	253,793	256,961
Accounts receivable retainage, net	48,846	39,843
Unbilled revenue	691,316	644,105
Inventory, net	12,785	11,556
Prepaid expenses and other current assets	189,747	145,906
Income tax receivable	3,603	1,685
Project development costs, net	27,351	22,856
Total current assets	1,420,496	1,301,134
Federal ESPC receivable	516,326	609,128
Property and equipment, net	9,848	11,040
Energy assets, net	2,117,460	1,915,311
Deferred income tax assets, net	76,348	56,523
Goodwill, net	69,245	66,305
Intangible assets, net	8,109	8,814
Right-of-use assets, net	76,371	80,149
Restricted cash, non-current portion	22,541	20,156
Other assets	109,666	89,948
Total assets	$4,426,410	$4,158,508

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities, net	$167,083	$149,363
Accounts payable	569,600	529,338
Accrued expenses and other current liabilities	105,829	107,293
Current portions of operating lease liabilities	8,062	10,536
Deferred revenue	87,297	91,734
Income taxes payable	1,428	744
Total current liabilities	939,299	889,008
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	1,716,689	1,483,900
Federal ESPC liabilities	499,074	555,396
Deferred income tax liabilities, net	2,771	2,223
Deferred grant income	5,479	6,436
Long-term operating lease liabilities, net of current portion	56,032	59,479
Other liabilities	111,624	114,454

	September 30,	December 31,
	2025	2024
Redeemable non-controlling interests, net	$1,556	$2,463
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 36,854,190 shares issued and 34,752,355 shares outstanding at September 30, 2025, 36,603,048 shares issued and 34,501,213 shares outstanding at December 31, 2024	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at September 30, 2025 and December 31, 2024	2	2
Additional paid-in capital	390,119	378,321
Retained earnings	678,393	652,561
Accumulated other comprehensive loss, net	(1,067)	(5,874)
Treasury stock, at cost, 2,101,835 shares at September 30, 2025 and December 31, 2024	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	1,055,662	1,013,225
Non-controlling interests	38,224	31,924
Total stockholders’ equity	1,093,886	1,045,149
Total liabilities, redeemable non-controlling interests and stockholders' equity	$4,426,410	$4,158,508

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$525,987	$500,873	$1,351,100	$1,237,261
Cost of revenues	441,658	423,734	1,141,494	1,047,960
Gross profit	84,329	77,139	209,606	189,301
Earnings from unconsolidated entities	1,393	159	1,804	724
Selling, general and administrative expenses	43,372	42,139	127,593	125,920
Operating income	42,350	35,159	83,817	64,105
Interest expense and interest income, net	20,485	18,416	58,828	47,460
Other expenses (income), net	3,703	3,053	(1,374)	3,939
Income before income taxes	18,162	13,690	26,363	12,706
Income tax benefit	(3,678)	(3,324)	(5,390)	(3,324)
Net income	21,840	17,014	31,753	16,030
Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	(3,308)	585	(5,839)	3,642
Net income attributable to common shareholders	$18,532	17,599	$25,914	19,672
Net income per share attributable to common shareholders:
Basic	$0.35	$0.34	$0.49	$0.37
Diluted	$0.35	$0.33	$0.49	$0.37
Weighted average common shares outstanding:
Basic	52,716	52,413	52,633	52,352
Diluted	53,370	53,243	53,095	53,098

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$31,753	$16,030
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation of energy assets, net	72,925	57,352
Depreciation of property and equipment	1,695	3,699
Increase in contingent consideration	71	87
Accretion of ARO liabilities	324	243
Amortization of debt discount and debt issuance costs	4,421	3,764
Amortization of intangible assets	1,754	1,615
Provision for credit losses	189	1,292
(Gain) loss on disposal of assets	(1,299)	515
Non-cash project revenue related to in-kind leases	(6,384)	(2,971)
Earnings from unconsolidated entities	(677)	(724)
Net gain from derivatives	(2,154)	(267)
Stock-based compensation expense	10,341	10,368
Deferred income taxes, net	(7,808)	(3,914)
Unrealized foreign exchange gain	(3,079)	(898)
Changes in operating assets and liabilities:
Accounts receivable	18,543	(64,045)
Accounts receivable retainage	(7,155)	(9,753)
Federal ESPC receivable	(59,717)	(110,841)
Inventory, net	(1,229)	1,664
Unbilled revenue	(61,835)	126,694
Prepaid expenses and other current assets	(41,694)	15,112
Income taxes receivable, net	(1,156)	798
Project development costs	(3,268)	(4,456)
Other assets	(8,218)	(4,664)
Accounts payable, accrued expenses and other current liabilities	17,715	13,511
Deferred revenue	1,877	42,215
Other liabilities	6,600	6,796
Cash flows from operating activities	(37,465)	99,222
Cash flows from investing activities:
Purchases of property and equipment	(217)	(3,053)
Capital investments in energy assets	(283,370)	(341,794)
Capital investments in major maintenance of energy assets	(16,624)	(13,597)
Proceeds from sale of investment tax credits	70,788	—
Net proceeds from equity method investments	—	13,091
Contributions to equity method investments	(24,264)	(10,442)
Grant award received on energy asset	—	403
Acquisitions, net of cash received	(4,595)	—
Cash flows from investing activities	(258,282)	(355,392)
Cash flows from financing activities:
Payments on long-term corporate debt financings	(16,750)	(68,750)
Proceeds from long-term corporate debt financings	100,000	100,000
Payments on senior secured revolving credit facility, net	(25,000)	(33,400)
Proceeds from long-term energy asset debt financings	367,329	563,598
Payments on long-term energy asset debt and financing leases	(192,460)	(372,853)
Proceeds from termination of interest rate swaps	2,808	—
Payment on seller's promissory note	—	(41,941)
Payments of debt discount and debt issuance costs	(7,411)	(10,114)
Proceeds from Federal ESPC projects	82,034	129,399
Net (payments) proceeds from energy asset receivable financing arrangements	(415)	5,216
Proceeds from exercises of options and ESPP	1,457	1,899

	Nine Months Ended September 30,
	2025	2024
Contributions from non-controlling interests	4,723	33,789
Distributions to non-controlling interest	(5,343)	(1,367)
Distributions to redeemable non-controlling interests, net	—	(418)
Cash flows from financing activities	310,972	305,058
Effect of exchange rate changes on cash	1,993	1,827
Net increase in cash, cash equivalents, and restricted cash	17,218	50,715
Cash, cash equivalents, and restricted cash, beginning of period	198,378	153,676
Cash, cash equivalents, and restricted cash, end of period	$215,596	$204,391

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended September 30, 2025
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$5,329	$10,950	$1,257	$996	$18,532
Impact from redeemable non-controlling interests	—	(14)	—	—	(14)
Plus (less): Income tax provision (benefit)	6,666	(11,117)	434	339	(3,678)
Plus: Other expenses, net	8,410	14,790	469	519	24,188
Plus: Depreciation and amortization	860	25,970	250	155	27,235
Plus: Stock-based compensation	2,931	438	218	159	3,746
Plus: Contingent consideration, restructuring and other charges	284	107	—	—	391
Adjusted EBITDA	$24,480	$41,124	$2,628	$2,168	$70,400
Adjusted EBITDA margin	6.0%	65.8%	8.5%	9.5%	13.4%

	Three Months Ended September 30, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$9,865	$2,686	$3,801	$1,247	$17,599
Impact from redeemable non-controlling interests	—	(911)	—	—	(911)
Plus (less): Income tax (benefit) provision	2,859	(7,383)	596	604	(3,324)
Plus: Other expenses, net	3,993	16,983	163	330	21,469
Plus: Depreciation and amortization	864	21,516	320	753	23,453
Plus: Stock-based compensation	2,842	426	201	195	3,664
Plus: Contingent consideration, restructuring and other charges	218	17	5	4	244
Adjusted EBITDA	$20,641	$33,334	$5,086	$3,133	$62,194
Adjusted EBITDA margin	5.4%	56.4%	17.9%	11.2%	12.4%

	Nine Months Ended September 30, 2025
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$10,655	$8,492	$4,637	$2,130	$25,914
Impact from redeemable non-controlling interests	—	(989)	—	—	(989)
Plus (less): Income tax provision (benefit)	7,928	(14,342)	573	451	(5,390)
Plus: Other expenses, net	17,377	37,643	1,076	1,358	57,454
Plus: Depreciation and amortization	2,801	72,315	788	470	76,374
Plus: Stock-based compensation	7,803	1,394	640	504	10,341
Plus: Contingent consideration, restructuring and other charges	2,947	504	23	5	3,479
Adjusted EBITDA	$49,511	$105,017	$7,737	$4,918	$167,183
Adjusted EBITDA margin	4.9%	57.7%	9.3%	7.5%	12.4%

	Nine Months Ended September 30, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$1,415	$5,082	$10,601	$2,574	$19,672
Impact from redeemable non-controlling interests	—	(3,766)	—	—	(3,766)
Plus (less): Income tax provision (benefit)	2,859	(7,383)	596	604	(3,324)
Plus: Other expenses, net	15,032	33,819	1,003	1,545	51,399
Plus: Depreciation and amortization	2,897	56,605	956	2,208	62,666
Plus: Stock-based compensation	7,713	1,305	670	680	10,368
Plus: Contingent consideration, restructuring and other charges	930	100	15	96	1,141
Adjusted EBITDA	$30,846	$85,762	$13,841	$7,707	$138,156
Adjusted EBITDA margin	3.4%	55.1%	17.3%	9.5%	11.2%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$18,532	$17,599	$25,914	$19,672
Adjustment for accretion of tax equity financing fees	(27)	(26)	(82)	(80)
Impact from redeemable non-controlling interests	(14)	(911)	(989)	(3,766)
Plus: Contingent consideration, restructuring and other charges	391	244	3,479	1,141
Less: Income tax effect of Non-GAAP adjustments	(102)	(63)	(759)	(296)
Non-GAAP net income	$18,780	$16,843	$27,563	$16,671

Diluted net income per common share	$0.35	$0.33	$0.49	$0.37
Effect of adjustments to net income	—	(0.01)	0.03	(0.06)
Non-GAAP EPS	$0.35	$0.32	$0.52	$0.31

Adjusted cash from operations:
Cash flows from operating activities	$17,712	$25,091	$(37,465)	$99,222
Plus: proceeds from sales of ITC	—	—	70,788	—
Plus: proceeds from Federal ESPC projects	46,619	9,271	82,034	129,399

Adjusted cash from operations	$64,331	$34,362	$115,357	$228,621

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2025
	Low	High
Operating income (1)	$113 million	$132 million
Depreciation and amortization	$103 million	$105 million
Stock-based compensation	$14 million	$16 million
Restructuring and other charges	$(5) million	$(8) million
Adjusted EBITDA	$225 million	$245 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.

We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, stock-based compensation expense, energy asset and goodwill impairment, contingent consideration, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, stock-based compensation expense, impact from redeemable non-controlling interests, contingent consideration, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset and goodwill impairment, contingent consideration, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from ITC sales and proceeds from Federal ESPC projects. Cash received in payment of ITC sales are, as of our fiscal year 2025, treated as investing activities under GAAP. Federal ESPC projects are treated as a financing cash flows under GAAP. These cash flows, however, correspond to benefits generated by the underlying assets and projects. Thus, we believe that adjusting operating cash flow to include the cash generated from ITC sales and by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our operations.